                                                                      Exhibit 11

                                    KSW, INC.

                         STATEMENT REGARDING COMPUTATION
                               OF INCOME PER SHARE

                                           Three Months      Three Months      Six Months       Six Months
                                              Ended             Ended            Ended             Ended
                                          June 30, 2006     June 30, 2005     June 30, 2006    June 30, 2005

Net income                                 $  618,000        $  298,000        $  964,000       $  453,000
                                           ==========        ==========        ==========       ==========

INCOME PER SHARE - BASIC
------------------------
Weighted average shares outstanding
during the period                           5,686,561         5,470,311         5,615,311        5,470,311
                                           ==========        ==========        ==========       ==========

Income per common share -
Basic                                      $      .11        $      .05        $      .17       $      .08
                                           ==========        ==========        ==========       ==========

INCOME  PER SHARE - DILUTED
---------------------------
Weighted average shares outstanding
during the period                           5,686,561         5,470,311         5,615,311        5,470,311

Effect of stock options
    dilution                                  139,082                 0           131,796                0
                                           ----------        ----------        ----------       ----------

Total shares outstanding for
purposes of calculating diluted
earnings                                    5,825,643         5,470,311         5,747,107        5,470,311
                                           ==========        ==========        ==========       ==========

Income  per common and common
equivalent share - Diluted                 $      .11        $      .05        $      .17       $      .08
                                           ==========        ==========        ==========       ==========